Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Blue Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSRS of Brandywine Blue Fund, Inc. for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of Brandywine Blue Fund, Inc.

/s/William F. D’ Alonzo William F. D’ Alonzo Chief Executive Officer Brandywine Blue Fund, Inc.
Dated: April 17, 2009

A signed original of this written statement required by Section 906 has been provided by Brandywine Blue Fund, Inc. and will be retained by Brandywine Blue Fund, Inc. and furnished to the SEC or its staff upon request.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Blue Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSRS of Brandywine Blue Fund, Inc. for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of Brandywine Blue Fund, Inc.

/s/Lynda J. Campbell Lynda J. Campbell Chief Financial Officer Brandywine Blue Fund, Inc.
Dated: April 17, 2009

A signed original of this written statement required by Section 906 has been provided by Brandywine Blue Fund, Inc. and will be retained by Brandywine Blue Fund, Inc. and furnished to the SEC or its staff upon request.